LICENSE AGREEMENT

THIS AGREEMENT is made effective as of the thirty-first day of December, 1999 ("Effective Date"), between TECHNOLOGY RESEARCH CORPORATION, a corporation organized under the laws of the State of Florida, United States of America (herein "TRC"), having its registered office at 5250 140th Avenue North, Clearwater, Florida 33760, and WINDMERE-DURABLE HOLDINGS, INC. (hereinafter "WINDMERE"), a corporation organized under the laws of the State of Florida, United States of America, having its principal office at 5980 Miami Lakes Drive, Miami Lakes, Florida 33014.

WHEREAS, TRC has developed expertise and technology used in a product offering shock detection, insulation failure detection, flame detection and an automatic shut-off feature ("SAFETY CIRCUIT"); and

WHEREAS, TRC represents and warrants that it is the owner of all rights in and to inventions described and claimed in United States Patent Application, as identified in attached Schedule A;

WHEREAS, TRC represents and warrants that it has the legal power to extend the licenses granted to WINDMERE under the Licensed Patents (as hereinafter defined); and

WHEREAS, WINDMERE is desirous of obtaining licenses pursuant to the terms, conditions and limitations hereinafter set forth under the Licensed Patents and to use the technical information and data that shall be conveyed by TRC to WINDMERE pursuant to this Agreement.



























                                       ARTICLE I

                                      Definitions
                                      -----------


Section 1.1  		Licensed Patents

	The term "Licensed Patents" shall mean the

     (i)  	United States patent applications listed on Schedule A, additional counterpart applications filed in the future in the Territory (as hereinafter defined) by TRC;

     (ii)  	all patents issuing from the patent applications defined in (i)
above;

(iii)  	all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions of the patents or patent applications defined in
(i) and (ii) above; and

     (iv)  	Improvement Patents (as hereinafter defined in Section 2.2).


Section 1.2  		Licensed Products

The term "Licensed Products" shall mean consumer electrically operated food cooking appliances, specifically toasters and toaster ovens incorporating the SAFETY CIRCUIT.


Section 1.3		  Subsidiaries

	The term "Subsidiaries" shall mean companies which during the Term, directly or indirectly, are controlled by WINDMERE.  A company is controlled by ownership of more than fifty percent (50%) of the capital stock entitled to vote for directors or persons performing a function similar to that of directors.


Section 1.4	  	Territory

	The term "Exclusive Territory" shall mean Canada, the United States, Mexico and each of their respective possessions and territories.  The term
"Non-Exclusive Territory" shall mean all countries of the world other than the countries comprising the Exclusive Territory.


Section 1.5		  Improvements

	The term "Improvements" means any modification of the SAFETY CIRCUIT described in a Licensed Patent, provided such modified SAFETY CIRCUIT, if unlicensed, would infringe one or more claims of such Licensed Patents.






                                                2
Section 1.6	  	Additional Licensed Products

The term "Additional Licensed Products" shall mean further categories of products incorporating the SAFETY CIRCUIT.




                                       ARTICLE II

                                         Grant
                                         -----


Section 2.1  		Grant of License

	TRC grants and agrees to grant to WINDMERE and its Subsidiaries throughout the
Term (with the right to sublicense on the terms and conditions set forth herein), an exclusive license in the Exclusive Territory under the Licensed
Patents to make, have made for its own account, use, import, offer to sell, sell and otherwise dispose of Licensed Products.  TRC further grants and agrees to grant to WINDMERE and its Subsidiaries throughout the Term (with the right to sublicense according to the terms and conditions set forth herein) a non-
exclusive license in the Non-Exclusive Territory under the Licensed Patents to make, have made for its own account, use, import, offer to sell, sell, and otherwise dispose of Licensed Products.  The licenses granted under this
Section 2.1 to WINDMERE and its Subsidiaries shall extend throughout the
Territory.  The exclusive license granted pursuant to this Section 2.1 shall extend for a period of one year from May 31, 2000.  At the expiration of the one year period, the exclusive license granted pursuant to this Section 2.1 shall automatically convert to a non-exclusive license under the same terms and conditions.

Section 2.2		  Improvement Inventions

	TRC further agrees to grant to WINDMERE and its Subsidiaries licenses of the scope specified in Section 2.1 in respect to inventions, whether patentable or otherwise, developed, or otherwise acquired by TRC on any Improvements, which inventions are developed or acquired before the termination or expiration of the Term.  Any patents on Improvements shall, when issued, be added to
Schedule A.


















                                                3
Section 2.3  		Technical Information

	TRC shall provide in English language to WINDMERE, at no cost or charge, and at the time WINDMERE makes the first payment provided in Section 3.2, all written reports, test data, prototypes, written product information, sourcing information (if any) for components of the SAFETY CIRCUIT, engineering drawings in either computer or hard copy form, calculations, and any and all data and information of a similar nature ("Information") to enable Windmere or its
Subsidiaries to manufacture the SAFETY CIRCUIT.  TRC represents and warrants that it has no knowledge that practice of the subject matter disclosed in the
Licensed Patents or in the Information infringes patents or other intellectual property rights of third parties.


Section 2.4		  Confidentiality

	WINDMERE shall retain Information provided pursuant to Section 2.3 in confidence, both during and subsequent to the Term of this Agreement, subject, however, to the conditions that no such obligation on the part of WINDMERE shall apply if such Information was known by WINDMERE based upon written evidence prior to first receipt of same from TRC; is now or through no act or failure to act on the part of WINDMERE becomes generally known to the public; is properly furnished to WINDMERE by a third party without restriction on disclosure; is developed independently by a third party and furnished to WINDMERE; is disclosed pursuant to an Order from a court or other governmental authority; or is developed independently by an employee of WINDMERE who has not been privy to the Information. WINDMERE's obligation to maintain the Information in confidence shall expire eighteen (18) months after termination of this Agreement. Notwithstanding anything herein to the contrary, WINDMERE shall have the right to use the Information in the exercise of its license under Section 2.1 herein.

Section 2.5  		Option

WINDMERE shall have the option ("Option") to acquire all or part of the Licensed Patents pursuant to the terms of a separate Letter Agreement between WINDMERE and TRC.






















                                                4
Section 2.6	  	Additional Licensed Products

	During the Term of this Agreement, WINDMERE shall have both the right of first option and the right of first refusal to add Additional Licensed Products to this Agreement.  If WINDMERE decides to exercise its rights, it shall pay TRC a non-refundable fee of Twenty-Five Thousand Dollars (US $25,000.00) for each category of Additional Licensed Products.  As used herein the term "category"
means a type of product defined by a task, such as, by way of example and not limitation, garment care, heaters, fans, beverage makers and the like.  Upon payment of the Twenty-Five Thousand Dollar (US $25,000.00) fee, TRC grants and agrees to grant to WINDMERE and its Subsidiaries for a period of one (1) year an exclusive license under the Licensed Patents in the Exclusive Territory, and a non-exclusive license under the Licensed Patents in the Non-Exclusive
Territory, to make, have made for its own account, use, import, offer to sell, sell, and otherwise dispose of Additional Licensed Products in the category.
As consideration for the Twenty-Five Thousand Dollar (US $25,000.00) payment,
TRC shall perform the necessary engineering tasks associated with adapting the
SAFETY CIRCUIT to the Additional Licensed Products and assist WINDMERE in the process of obtaining U.L. certification for any Additional Licensed Products that are covered by the payment of the aforementioned fee.  The one (1) year period for the exclusive license(s) granted pursuant to this Section 2.6 shall commence upon the date that TRC shall deliver to WINDMERE functional drawings adapting the SAFETY CIRCUIT to the Additional Licensed Products.  At the
expiration of the one (1) year period, the exclusive license granted pursuant to this Section 2.6 shall automatically convert to a non-exclusive license under the same terms and conditions.  The license granted under this
Section 2.6 to WINDMERE and its Subsidiaries shall extend throughout the
Exclusive and Non-Exclusive Territories.




                                       ARTICLE III

                                      Compensation
                                      ------------


Section 3.1		  Royalties

	Royalties shall be paid by WINDMERE to TRC throughout the Term at the rate set forth in Schedule B.

















                                                5
Section 3.2  		Initial License Fee

	In return for the exclusivity rights granted pursuant to Section 2.1, WINDMERE shall pay to TRC an initial license fee of Two Hundred Fifty Thousand Dollars
(US $250,000.00) payable as of the Effective Date of this Agreement.


Section 3.3  		Royalty Credit

	WINDMERE shall receive a five percent (5%) credit towards the payment of any royalties due TRC pursuant to Section 3.1.


Section 3.4	  	Underwriters Laboratories Approval

	TRC shall assist WINDMERE in the process of obtaining U.L. certification for
Licensed Products and Additional Licensed Products.


Section 3.5  		Most Favored Licensee

	If TRC, after expiration of the exclusivity period, grants a license to any third party for a Licensed Product containing provisions that require payments at rates of royalty less than provided for in Schedule B hereof, TRC shall promptly notify WINDMERE of those royalty provisions.  WINDMERE shall then be entitled, upon written request to TRC, to the more favorable royalty.




                                       ARTICLE IV

                                  Reports and Payments
                                  --------------------


Section 4.1	  	Statement

	Within forty-five (45) days after the end of each quarter year on the last day of March, June, September and December of each calendar year during the Term,
WINDMERE shall furnish TRC with written statements reflecting WINDMERE's production of all Licensed Products during the preceding calendar quarter and shall pay the royalties due pursuant to Article III.  The first statement submitted under this Agreement shall cover the period commencing with the first sale of Licensed Products to the end of the quarter being reported.  All royalties and other payments to be made pursuant to this Agreement shall be payable by WINDMERE in United States dollars to TRC at its address specified in Section 6.12 hereof.











                                                6
Section 4.2  		Accounts

	WINDMERE shall keep for three (3) years after the date of submission of each statement, true and accurate records and books of accounts containing all the data reasonably required for the verification of WINDMERE's manufacture of
Licensed Products.  WINDMERE shall permit a public accountant to inspect such records and books of account at WINDMERE's premises during normal business hours provided reasonable prior notice is given to WINDMERE, and all expenses associated with such inspection are borne by TRC.




                                       ARTICLE V

                                 Term and Termination
                                 --------------------


Section 5.1		  Term

	This Agreement shall commence as of the Effective Date and continue in force until the expiration of the last Licensed Patent unless sooner terminated by
TRC or WINDMERE as hereinafter provided, or unless WINDMERE exercises its
Option pursuant to Section 2.5.


Section 5.2	  	Termination on Default

	If TRC or WINDMERE shall at any time default on any payments due in accordance with this Agreement, or in fulfillment of any of the other obligations or conditions hereof, the non-defaulting party shall give notice of such default specifying the reasons therefor. If such default is not cured within sixty (60) days of such notice, the non-defaulting party shall then have the right in its discretion to terminate this Agreement by giving written notice of termination. This Agreement shall terminate on the tenth (10) day after such notice is given.






















                                                7
Section 5.3 		Termination on Insolvency

	In the event that WINDMERE shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, or suffer or permit the appointment of a receiver for its business or assets, then this Agreement shall terminate automatically effective on the date of such event.


Section 5.4		  Waiver of Default

	No failure or delay on the part of TRC or WINDMERE in exercising its right of termination hereunder for any one or more defaults shall be construed to prejudice its right of termination for such or for any other or subsequent default.




                                       ARTICLE VI

                                 Additional Provisions
                                 ---------------------


Section 6.1	  	Offensive Litigation

	If either TRC or WINDMERE knows or has reason to believe that any Licensed Patent is being infringed, either directly or indirectly or contributively or otherwise by a third party, the party possessing such knowledge or belief shall promptly notify the other party thereof.

While and as long as TRC is the owner of Licensed Patents, TRC at its own discretion and judgment may take action to terminate such infringement. WINDMERE agrees to cooperate with TRC in such enforcement. If TRC initiates litigation for enforcement of the Licensed Patents against a third party, all reasonable expenses associated with any such legal suits or proceedings incurred by WINDMERE in relation to all aspects of such suits, including defenses to any counterclaims and cross-claims that may be asserted by third party defendants, shall be borne by TRC. If WINDMERE is joined in any lawsuit brought by TRC, either voluntarily or involuntarily, TRC shall provide counsel for WINDMERE (who may at TRC's option also be the same counsel who represents
TRC) at TRC's sole expense. TRC shall be entitled to all amounts received from third parties resulting from settlement or enforcement of the suits alleging infringement of Licensed Patents.














                                                8
Should TRC decline to exercise a right of enforcement or bring suit to terminate any infringement of any Licensed Patents, then WINDMERE may, at its own discretion, bring such an action and incur all expenses and attorney fees and keep all proceeds of any such actions. In such an instance, TRC agrees to cooperate with WINDMERE in such enforcement. If TRC is joined in any lawsuit brought by WINDMERE, either voluntarily or involuntarily, WINDMERE shall provide counsel for TRC (who may at WINDMERE's option also be the same counsel who represents WINDMERE) at WINDMERE's sole expense. If TRC desires counsel of its own to represent it in such suits, TRC shall have the right to designate its own counsel. TRC shall pay its own designated attorney fees.


Section 6.2	  	Patent Validity

	In the event of any challenge in any judicial or administrative forum relating to the validity or enforceability of any Licensed Patent, any obligation specified in this Agreement to pay royalties to TRC shall continue unless and until the challenged patent has been finally determined, without possibility of appeal, by duly constituted judicial or administrative authority in the country in question, to be invalid and/or unenforceable ("Finally Determined").  Once any Licensed Patent has been held invalid at trial, all subsequent royalty payments due TRC shall be paid into an escrow account established by WINDMERE for receipt of said royalty payments.  In the event a Licensed Patent is
Finally Determined not invalid, the monies from the escrow account shall be paid to TRC.  In the event the Licensed Patent is Finally Determined invalid, the monies from the escrow account shall be paid to WINDMERE, and WINDMERE shall have no further obligation to pay the royalties set forth in Schedule B;
provided, however, if TRC has other Licensed Patents covering Licensed
Products, then WINDMERE's obligation to pay TRC royalties shall continue, and
TRC shall be entitled to receive the monies from the escrow account.


Section 6.3		  Assignment

	This Agreement may be assigned by WINDMERE without TRC's consent with the disposition of all or a substantial portion of the business to which this Agreement relates provided, however, that such assignee shall have agreed in writing with TRC to assume all of the obligations of





















                                                9
WINDMERE and at any other time by WINDMERE only with the prior written consent of TRC. This Agreement may be assigned by TRC under the same terms and conditions by which WINDMERE may assign the Agreement. This Agreement shall extend to and be binding upon the parties hereto, their successors and permitted assigns.


Section 6.4		  Construction

	This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without regard to its law of conflicts.  The headings of Articles and Sections in this Agreement are intended solely for convenience of reference and shall not be considered in construing this Agreement.


Section 6.5	  	Extraneous Writings

	This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof; all prior agreements, drafts, representations, negotiations and undertakings are superseded hereby.  No amendment to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of both parties.


Section 6.6	  	Counterparts

	This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same Agreement.


Section 6.7  		Patent Marking

	WINDMERE agrees to place, and cause its Subsidiaries to place, in a conspicuous location on each Licensed Product sold in the United States, a patent notice in the form authorized by 35 U.S.C. Section 287 setting forth the number of each United States Letters Patent licensed under this Agreement, and agrees further to similarly place the patent notice on each Licensed Product sold by WINDMERE or its Subsidiaries in the other countries within the Territory, in the manner and form as may be requested reasonably by TRC from time to time during the Term.


















                                                10
	In addition, WINDMERE agrees to use the trademark "FIRE SHIELD" to identify the SAFETY CIRCUIT used in Licensed Products.  WINDMERE shall attribute ownership of the trademark "FIRE SHIELD" to TRC.


Section 6.8  		Negation of Agency and Similar Relationships

	Nothing herein contained shall be deemed to create an agency, joint venture or partnership relationship between the parties hereto.


Section 6.9		  Enforceability

The illegality of any clause or paragraph in this Agreement shall not affect the enforceability of the remaining portions of this Agreement unless said clause or paragraph is an essential, material portion of the Agreement, in which case the parties agree to negotiate in good faith with respect to modification of said clause or paragraph.


Section 6.10  	Vicarious Performance

WINDMERE may perform any of its duties and obligations hereunder through any of its Subsidiaries, and performance by any Subsidiary shall be deemed to be performance by WINDMERE. Any rights granted hereunder to WINDMERE may be exercised by any of its Subsidiaries. Any Subsidiary performing any of WINDMERE's duties and obligations or exercising its rights shall conclusively be deemed to be bound by the terms of this Agreement as if a signatory hereto. WINDMERE shall be fully liable for breach of the terms of this Agreement by any Subsidiary.


Section 6.11  	News Release

	No news release relating to the subject matter of this Agreement shall be issued by either party without the express written approval of the other party.























                                                11
Section 6.12  	Notice

	All notices, payments or statements given under this License Agreement shall be in writing and shall be deemed to have been properly given when delivered personally or sent by prepaid registered or certified mail, or by facsimile or electronic transmission to the following addresses:

                     	      	If given to TRC:

                                			TECHNOLOGY RESEARCH CORPORATION
                                Attention of Mr. Ray Legatti
                                5250 140th Avenue North
                                Clearwater, Florida 33760.



                           		If given to WINDMERE:

                                			WINDMERE-DURABLE HOLDINGS, INC.
                                			Attention of Mr. Harry D. Schulman
                                			5980 Miami Lakes Drive
                                			Miami Lakes, Florida 33014,

                                			with a copy to:
                                			Barry E. Deutsch, Esq.
                                			Windmere-Durable Holdings, Inc.
                                			Six Armstrong Road
                                			Shelton, CT 06484.

The date of service shall be deemed to be the date on which such notice, payment or statement was personally delivered, posted, or sent by facsimile or electronic transmission. Either party may give written notice of a change of address, and after notice of such change has been received, any notice, payment or statement thereafter shall be given to such party as herein provided at such changed address.
























                                                12
	IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in their names by their proper officers thereunto duly authorized.



                                      WINDMERE-DURABLE HOLDINGS, INC.



                              By	    /s/ Harry D. Schulman
                                    ---------------------
                                    Harry D. Schulman


                 		          Title	    C.O.O.

                            Date	    December 31, 1999



                                      TECHNOLOGY RESEARCH CORPORATION



                              By    /s/ Raymond H. Legatti
                                    ----------------------
                                    Raymond H. Legatti

                 		          Title    President

                            Date	    December 31, 1999




























                                                13



                                       SCHEDULE A

Patent Application                                  Serial Number

Filing Date                                         entitled "Protection System
                                                    For Devices Connected to an
                                                    an Alternating Current
                                                    Electrical Power Supply




                                  (Attorney Docket TRC-P-42)















































                                       SCHEDULE B



	WINDMERE shall pay TRC a royalty of US $0.05 for each of the first million (1,000,000) Licensed and Additional Licensed Products manufactured by or for WINDMERE.*

	WINDMERE shall pay TRC a royalty of US $0.10 for each Licensed and Additional
Licensed Products manufactured by or for WINDMERE in excess of one million
(1,000,000) units.*





*Each of the royalty payments above shall be discounted by five percent (5%) per Section 3.3.